Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-280600

Prospectus Supplement

(To prospectus dated September 10, 2024)

Genius Group Limited

Up to 90,000,000 Subscription Rights to Purchase Shares of Ordinary Shares and

Up to 90,000,000 Shares of Ordinary Shares Issuable upon Exercise of Subscription Rights

We are distributing to the holders of our ordinary shares and certain warrants (as described in more detail below), at no charge, non-transferrable subscription rights (each, a “Right”) to purchase our ordinary shares (the “Rights Offering”).

Each shareholder will receive one transferable right (the “Right”) for each ordinary share held on January 24, 2025 (the “Record Date”). The number of Rights to be issued to a shareholder as of 4.30 p.m., Eastern Time, on the Record Date will be rounded up to the nearest number of Rights. The Company’s ordinary shares are expected to trade “Ex-Rights” on the NYSE American beginning on January 27, 2025.

Each Right entitles the holder to purchase one ordinary share of the Company (the “Basic Subscription Right”) at the subscription price of $0.50 per whole ordinary share (the “Subscription Price).

Rights holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional ordinary shares of the Company that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-subscription Right”). The Over-subscription Right allows a rights holder to subscribe for additional ordinary shares of the Company at the subscription price on a pro rata basis. Any record date shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege.

Rights holders who choose not to exercise their Rights may sell their Rights. Trading in the Rights on the NYSE American is expected to begin on a “when-issued” basis on January 23, 2025 and trade on a “regular way” basis on January 27, 2025 under the symbol “GNS RT” and continue until the close of trading on the NYSE American on February 13, 2025 (or if the offer is extended, on the business day immediately prior to the extended expiration date).

The Rights Offering expires at 4.30 p.m., Eastern Time, on February 14, 2025 (the “expiration date”) unless extended by the Company.

There is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any Rights holder must exercise, and no minimum number of shares of ordinary shares that we will issue at the closing of this Rights Offering. Once made, all exercises of Rights are irrevocable. We may extend the subscription period up to an additional 30 days, at our sole discretion.

The Company plans to use 100% of the net proceeds of the Rights Offering to purchase Bitcoin for its Bitcoin Treasury. The Company anticipates that, in the event that the Rights Offering is fully subscribed, the net proceeds will be up to $41.7 million. See “Use of Proceeds.”

Our ordinary shares are listed on The New York Stock Exchange under the symbol “GNS.”

Our board of directors is making no recommendation regarding your exercise of the Rights. The Rights may be sold, transferred or assigned and will be listed for trading on NYSE American under the symbol “GNS RT”. You are urged to obtain a current price quote for our ordinary shares before exercising your Rights.

We have engaged a financial advisor (the “Financial Advisor”) for this Rights Offering.

We have engaged Campaign Management LLC. to act as the information agent (the “Information Agent”) for this Rights Offering.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price (1)	$0.50	$45,000,000
Financial Advisor fees (2)	$0.04	$3,300,000
Proceeds, before expenses, to us (3)	$0.46	$41,700,000

(1)	Assumes the Rights Offering is fully subscribed.
(2)	In connection with the Rights Offering, we have agreed to pay the Financial Advisor a fee of 7.0% of the proceeds of the Rights Offering. See “Plan of Distribution.”
(3)	We have also agreed to pay the Financial Advisor a $150,000 non-accountable expense fee out of the proceeds of the Rights Offering. These expenses are not included in the table. For more information, see “Plan of Distribution.”

You should carefully consider whether to exercise your Rights before February 14, 2025 (unless extended). You may not revoke or revise any exercises of Rights once made unless we terminate the Rights Offering.

If you have any questions or need further information about this Rights Offering, please contact Campaign Management LLC, the information agent for the Rights Offering, by phone at +1 (855) 264-1527 or via email at info@campaign-mgmt.com.

The date of this prospectus supplement is January 21, 2025

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospectus supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this Rights Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. Neither we nor the Financial Advisor has authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “Genius,” “we,” the “Company” and similar designations refer to Genius Group Limited. Our logo, trademarks and service marks are the property of Genius Group Limited. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

Our Company

We believe that we are a world leading entrepreneur Edtech and education group based on student numbers with a student base of 5.4 million on GeniusU at the end of June 2024. Our mission is to disrupt the current education model with a student-centered, lifelong learning curriculum that prepares students with the leadership, entrepreneurial and life skills to succeed in today’s market.

To help achieve our mission, we have completed an IPO on NYSE American, on April 14, 2022 and then dual listed the company on Upstream on April 6, 2023 (although we subsequently found that there was little demand for Upstream and on September 19, 2023, Genius Group. Ltd. publicly announced that it had commenced the process to delist its securities from Upstream, which process was completed on September 29, 2023. The Genius Group will have no further contact with Upstream as a result of this delisting. It will not be involved with or take part in any distribution of or listing of the shares of its spun off subsidiary, Entrepreneur Resorts Ltd (“ERL”) on Upstream or any other exchange, which will be the sole responsibility of ERL. The decision to delist the Company from Upstream is due to complex securities regulations arising from the dual listing on Upstream and NYSE and de minimis use of Upstream by GNS shareholders). We have also raised additional capital through a follow-on private placement of a Convertible Note in September 2022. We grew from a Pre-IPO Group of four companies to a post IPO Group of nine companies, once the five Acquisitions closed.

Starting from October 30, 2023, U.S. individuals have no longer had the authorization to engage in securities trading activities (including buying, selling, or depositing) on the Upstream/MERJ Exchange. All U.S. shareholders were promptly removed from Upstream and their holdings were transferred back to the ERL book entry system. Investors will still need to follow the process to claim their ERL shares, but these shares will be exclusively held with ERL through the registrar. Shareholders have not been able to view their positions on Upstream, as they can no longer be maintained in Upstream accounts. Trading these securities won’t be possible after a 6-month period, and shareholders will remain as such until ERL lists on another market or until the SEC accepts the Upstream/MERJ position of 15A-6.

Our Pre-IPO Group includes our holding company, Genius Group Ltd, our Edtech platform, GeniusU Ltd, and two companies that we acquired: Entrepreneurs Institute in 2019 and Entrepreneur Resorts in 2020 (spin-off completed on October 2, 2023).

The entrepreneur education system of our Pre-IPO Group has been delivered virtually and in-person, in multiple languages, locally and globally mainly via our GeniusU Edtech platform to adults seeking to grow their entrepreneur and leadership skills. Our partners and community are global with an average of 8,900 new students joining our GeniusU platform each week in 2023. Our City Leaders have been conducting our events (physically or virtually) in over 100 cities and over 2,500+ faculty members have been operating their microschools using our online tools.

We are now expanding our education system to age groups beyond our adult audience, to children and young adults. The five Acquisitions are our first step towards this. They include: Education Angels, which provides early learning in New Zealand for children from 0-5 years old; E-Square, which provides primary and secondary school education in South Africa; University of Antelope Valley, which provides vocational certifications and university degrees in California, USA; Property Investors Network, which provides property investment courses and events in England, UK; and Revealed Films, a media production company that specializes in multi-part documentaries.

Our plan is to combine their education programs with our current education programs and Edtech platform as part of one lifelong learning system, and we have selected these acquisitions because they already share aspects of our Genius Curriculum and our focus on entrepreneur education.

In coming years, we plan to continue the growth of our Group through a combination of organic growth of our Edtech platform together with the acquisition of various education companies that we believe provide complementary programs that can be added to our Genius Curriculum. This Prospectus provides details of both our acquisition strategy together with our plans to integrate these Acquisitions together with future acquisitions into our Edtech platform, “entrepreneur education” vision, Genius Curriculum and “freemium” student and partner conversion models.

We define “entrepreneur education” as personalized discovery-based learning that leads to higher levels of self-awareness, self-mastery and self-expression. We believe this in turn develops leadership and entrepreneurial skills through which students can independently create value and “create a job” rather than being dependent on a system in which they need to “get a job”. We believe these skills can be nurtured from an early age.

We also believe these skills can be learned at any age, enabling adults to reskill and upskill themselves. We describe our Genius Curriculum, together with the philosophy, principles, learning methodology, course content and delivery of our curriculum in the Business section set forth below in this prospectus.

S-1

On November 12, 2024, the Company adopted a Bitcoin Treasury strategy, with a commitment to keep 90% of its reserves in Bitcoin. To date, we have acquired 420 Bitcoin for a total cost of $40.0 million, or $95,192 per Bitcoin as of January 21, 2025, and we have achieved a BTC Yield of 1,649% in Q4 2024.

BTC Yield is a Bitcoin Treasury KPI that represents the percentage change period-to-period of the ratio between the change in the Company’s bitcoin holdings and the change in its Assumed Diluted Shares Outstanding. We adopted BTC Yield as a Bitcoin Treasury Key Performance Indicator (KPI) to help assess the performance of our Bitcoin Treasury strategy, and to ensure any dilution to purchase Bitcoin was accretive to shareholders.

To date, we have also secured loan financing for our Bitcoin treasury resulting in, in the aggregate, $19 million principal outstanding of Bitcoin loan with Arch Lending.

The Company plans to use 100% of the net proceeds of the Rights Offering to purchase Bitcoin for its Bitcoin Treasury. The Company anticipates that, in the event that the Rights Offering is fully subscribed, the net proceeds will be up to $42 million. The Company also plans to pursue one or more additional loan financings of up to, in the aggregate, $18 million. If the Company is successful in raising the maximum amount in the Rights Offering and obtains additional loans, the Company’s Bitcoin Treasury will increase from approximately $40 million in Bitcoin to $100 million in Bitcoin.

Change in Registrant’s Certifying Accountant.

On March 13, 2024, Marcum LLP sent a letter to the Company terminating the auditor client relationship. The termination of auditor relationship was disclosed in a Form 6-K dated March 19, 2024. The termination is not as a result of a disagreement between the two entities.

On March 28, 2024, the Group, following approval by the audit committee, appointed Enrome LLP as an independent public accounting firm for the Group’s IFRS consolidated financial statements for Financial Year 2023 and re-audit Financial Year 2022 and 2021. The engagement was finalized after inquires completed by the incoming Enrome LLP with Marcum LLP. The appointment of auditor was disclosed in a Form 6-K dated March 28, 2024.

Marcum’s audit report on our consolidated financial statement as of December 31, 2022 and December 31, 2021 and for each of the years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. As previously disclosed in the Company’s Annual Reports on Form 20-F for the fiscal years ended December 31, 2022, material weaknesses existed in the Company’s internal control over financial reporting at December 31, 2022 because of

●	lack of sufficient documentation of our existing financial processes, risk assessment and internal controls activities and evaluation of effectiveness of internal controls;
●	Inadequate internal controls, including inadequate segregation of duties, over account reconciliations, the preparation and review of the consolidated financial statements and untimely annual closings of the books;
●	Inadequate internal control over accounting for and financial reporting related to business combination accounting and subsequent assessment for impairments as they related to goodwill and other long lived assets;
●	Inadequate information technology general controls as it relates to user access rights and segregation of duties over systems that are critical to the Company’s system of financial reporting

During each of the years ended December 31, 2023 and 2022 and the subsequent interim period through March 28, 2024, neither the Group nor anyone on behalf of the Group consulted Enrome LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Enrome LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F(a)(1)(iv) of Form 20-F, or (iii) any reportable event pursuant to Item 16F(a)(1)(v) of Form 20-F.

Corporate Information

Our principal executive offices are located at 8 Amoy Street, #01-01, Singapore 049950, which is also our registered address, and our telephone number is +65 8940 1200. The address of our website is www.geniusgroup.net. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

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The Offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section entitled “The Rights Offering.”

Securities to be Offered	We are distributing to you, at no charge, transferable Rights to purchase one ordinary share (subject to proration) for every one share of our ordinary shares that you own on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of such shares.

Size of the Offering	Up to 90,000,000 Rights, representing one Right for each share of our ordinary shares currently outstanding, expected issuance before the record date and one Right for each share of ordinary shares underlying certain of our outstanding warrants (see “Participation of Certain Warrant Holders” below).

Subscription Price	The Subscription Price will be $0.50 per Right. Subscribers must fund their subscriptions pursuant to both the Basic Subscription Privilege and Over-Subscription Privilege at the Initial Price. If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. If a subscriber elects to receive his or her Excess Subscription Amount in cash rather than have such Excess Subscription Amount used to purchase shares in the Rights Offering, the Subscription Agent will refund the difference to such subscriber promptly after the closing of the Rights Offering with no interest or penalty.

Basic Subscription Privilege	Subject to proration if more than the Maximum Offering Amount is subscribed for, each Right will entitle its holder to subscribe for one share of ordinary shares at the Subscription Price. At the end of the subscription period, unexercised Rights will expire and have no value.

Over-Subscription Privilege	Rights holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional ordinary shares of the Company that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-subscription Right”). The Over-subscription Right allows a rights holder to subscribe for additional ordinary shares of the Company at the subscription price on a pro rata basis. Any record date shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege. For more information, see “Questions and Answers Relating to the Rights Offering” below.

Proration	The Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount. For more information regarding proration, including the precise formula for how your Rights will be prorated, see “Questions and Answers Relating to the Rights Offering – What is proration?” below.

Record Date	4.30 p.m., Eastern Time, January 24, 2025.

Commencement Date	Rights holders who choose not to exercise their Rights may sell their Rights. Trading in the Rights on the NYSE American is expected to begin on a “when-issued” basis on January 23, 2025 under the symbol “GNS RTWI” and trade on a “regular way” basis on January 27, 2025 under the symbol “GNS RT” and continue until the close of trading on the NYSE American on February 13, 2025 (or if the offer is extended, on the business day immediately prior to the extended expiration date).

Expiration Date	4:30 p.m., Eastern time, February 14, 2025. The Expiration Date is subject to extension of up to 30 days at the sole discretion of the Company. The Company is not required to give notice of such extension.

Subscription Period	The Rights Offering will take place beginning on the Commencement Date and trade on a “regular way” basis on January 27, 2025 under the symbol “GNS RT” and continue until the close of trading on the NYSE American on February 13, 2025 of the Rights Offering.

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Subscription Procedure

If you are a record holder of our ordinary shares, you must deliver a properly completed Rights Certificate (sent to you with this prospectus supplement) to the Subscription Agent together with payment in cleared or good funds to be received before February 14, 2025 (unless extended). You may deliver the documents and payments by first class mail or overnight courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Rights on your behalf. Please follow the instructions of your broker or your nominee, who may require that you meet a deadline earlier than the Expiration Date.

Delivery of Shares	As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of ordinary shares purchased pursuant to the Rights Offering. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, the Depository Trust Company (the “DTC”) will credit your account with your nominee with the securities you purchased in the Rights Offering. If you are a holder of record of shares, all shares of ordinary shares that are purchased by you in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities.

Participation of Certain Warrant Holders	Certain holders of our warrants to purchase ordinary shares have the contractual right to participate in this Rights Offering. Each such warrant holder will receive one Right for each share of ordinary shares that such warrant holder’s warrant is exercisable for. A total of 6,725,055 Rights will be issued to these warrant holders.

No Recommendation	None of the board of directors of our company, the Information Agent or the Financial Advisor is making a recommendation regarding your exercise of the Rights. You are urged to make your decision to invest based on your own assessment of our business and the terms of the Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. However, if we make a material change to the terms of the Rights Offering set forth in this prospectus supplement, for example, extending the Rights Offering beyond the Expiration Date as permitted in this prospectus supplement or materially increasing or decreasing the Subscription Price (a “Material Change”), you may cancel your subscription and receive a refund of any money you have advanced.

No Minimum Requirements	There is no minimum subscription requirement for closing this Rights Offering, and no minimum subscription requirement for any subscription rights holder.

Other Subscription Limitations	In the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of ordinary shares to be acquired by such stockholder to such number of shares of our ordinary shares as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Use of Proceeds	We intend to use the net proceeds of this offering to purchase Bitcoin for its Bitcoin Treasury. See “Use of Proceeds.”

Subscription Agent	VStock Transfer LLC

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Information Agent	Campaign Management LLC

Financial Advisor

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of the Rights. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of the Rights. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

ticker symbol	Our ordinary shares is listed on NYSE American under the symbol “GNS.”

Fees and Expenses	We will pay all fees and expenses charged by the Subscription Agent, the Information Agent and the Financial Advisor in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses that may be incurred in connection with the exercise of the Rights.

Distribution Arrangements	Under the terms and subject to the conditions contained in the Financial Advisor agreement, we have agreed to pay the Financial Advisor a cash fee of 7% of the gross proceeds of the Rights Offering and $150,000. We have also agreed to indemnify the Financial Advisor and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Financial Advisor’s participation in this Rights Offering is subject to customary conditions contained in the Financial Advisor agreement. The Financial Advisor and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Financial Advisor does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

Questions	If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus supplement and the accompanying prospectus or other documents, please contact our Information Agent, Campaign Management LLC, the information agent for the Rights Offering, by phone at +1 (855) 264-1527 or via email at info@campaign-mgmt.com.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering and our business. We urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Why are we conducting the Rights Offering?

The Company plans to use 100% of the net proceeds of the Rights Offering to purchase Bitcoin for its Bitcoin Treasury. The Company anticipates that, in the event that the Rights Offering is fully subscribed, the net proceeds will be up to $41.7 million. We cannot assure you that we will not need to seek additional financing in the future.

What is the Rights Offering?

We are distributing to the holders of our ordinary shares and certain warrants (as described in more detail below), at no charge, non-transferrable subscription rights (each, a “Right”) to purchase our ordinary shares (the “Rights Offering”).

Each shareholder will receive one transferable right (the “Right”) for each ordinary share held on January 24, 2025 (the “Record Date”). The number of Rights to be issued to a shareholder as of the close of business on the Record Date will be rounded up to the nearest number of Rights. The Company’s ordinary shares are expected to trade “Ex-Rights” on the NYSE American beginning on January 24, 2025.

Each Right entitles the holder to purchase one ordinary share of the Company (the “Basic Subscription Right”) at the subscription price of $0.50 per whole ordinary share (the “Subscription Price).

Rights holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional ordinary shares of the Company that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-subscription Right”). The Over-subscription Right allows a rights holder to subscribe for additional ordinary shares of the Company at the subscription price on a pro rata basis. Any record date shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege.

Rights holders who choose not to exercise their Rights may sell their Rights. Trading in the Rights on the NYSE American is expected to begin on a “when-issued” basis on January 23, 2025 and trade on a “regular way” basis on January 27, 2025 under the symbol “GNS RTWI” and continue until the close of trading on the NYSE American on February 13, 2025 (or if the offer is extended, on the business day immediately prior to the extended expiration date).

The Rights Offering expires at 4.30 p.m., Eastern Time, on February 14, 2025 (the “expiration date”) unless extended by the Company.

There is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any Rights holder must exercise, and no minimum number of shares of ordinary shares that we will issue at the closing of this Rights Offering. Once made, all exercises of Rights are irrevocable. We may extend the subscription period up to an additional 30 days, at our sole discretion.

The Company plans to use 100% of the net proceeds of the Rights Offering to purchase Bitcoin for its Bitcoin Treasury. The Company anticipates that, in the event that the Rights Offering is fully subscribed, the net proceeds will be up to $41.7 million. See “Use of Proceeds.”

If I want to subscribe for the shares, how do I get started?

To subscribe for the ordinary shares, you must follow the process described in the Rights Certificate sent to you. The Rights Certificate is also available from the Information Agent. For assistance or copies of the documents you may contact the Information Agent, as described herein.

Where can I find the number of Rights I hold?

The number of Rights you hold will be shown on the Rights Certificate. The number shown is the total number of your Rights. You may exercise any or all of them for shares of ordinary shares, but for purposes of the Basic Subscription Right, the number you exercise cannot exceed the number shown. That said, if you elect to exercise your Basic Subscription Right in full, you may also elect to exercise your Over-Subscription Privilege.

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What is the role of the Financial Advisor in this Rights Offering?

The Financial Advisor, under the terms and subject to the conditions contained in the Financial Advisor agreement, will contact stockholders of the Company regarding the exercise of their Rights and provide guidance to us on general market conditions and their impact on the Rights Offering. We have agreed to pay the Financial Advisor certain fees for acting as the Financial Advisor and to reimburse the Financial Advisor for certain out-of-pocket expenses incurred in connection with the Rights Offering. See the section of this prospectus supplement titled “Plan of Distribution” for a more complete discussion of the compensation to be paid to the Financial Advisor for its services as the Financial Advisor. The Financial Advisor is not underwriting or backstopping the Rights Offering and is not making any recommendation with respect to the Rights (including with respect to the exercise or expiration of such Rights) or shares of ordinary shares.

The Financial Advisor may enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of ordinary shares, and (ii) the Financial Advisor has agreed or will agree to reallocate a portion of its Financial Advisor fee to each such broker-dealer whose clients exercise rights to purchase shares of ordinary shares in this Rights Offering.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may exercise any number of your Rights, or you may choose not to exercise any Rights at all. Exercising or not exercising your Rights will not affect the number of shares of our ordinary shares you own (or have the right to own upon exercise of other securities). However, if you choose not to exercise your Rights, your percentage ownership interest in the Company and your voting and other rights may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this Rights Offering).

How do I exercise my Rights?

If you are a shareholder of record (meaning you hold your shares of our ordinary shares in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for the Rights you elect to exercise (including any Over-Subscription Rights that you would like to exercise, if available), to the Subscription Agent before Friday, February 14, 2025 (unless extended). If you are exercising your Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the shares subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For assistance you may contact the Information Agent, as set forth herein.

What if my shares are held in “street name”?

If you hold your shares of our ordinary shares in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase shares, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering and to send you all of the information and documentation necessary for you to participate in the Rights Offering. For assistance you may contact the Information Agent, Campaign Management LLC, by phone at +1 (855) 264-1527 or via email at info@campaign-mgmt.com.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the exercise of Rights by delivering to the Subscription Agent:

● a bank certified check;

● wire transfer.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

Bank certified checks should be sent to VStock Transfer LLC at 18 Lafayette Place Woodmere, New York 11598.

If you are exercising your Rights pursuant to a wire transfer, please use the wire instructions below:

Account Name: VStock Transfer, LLC as escrow agent on behalf of Genius Group Ltd.

Bank: CitiBank NA

Routing No.: 021000089

Acct. No.: 6882495451

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To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your Rights Certificate and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or overnight courier service to: VStock Transfer at 18 Lafayette Place Woodmere, New York 11598.

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

When will I receive my new shares of ordinary shares?

The Subscription Agent will arrange for the issuance of the ordinary shares promptly after the expiration of the Rights Offering and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. If you are a holder of record of shares, all shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of the ordinary shares.

If I exercise some or all of my Rights, may I cancel my exercise before the Rights Offering closes?

No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if our board of directors extends the rights offering for a period of up to 30 days. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares at the Subscription Price.

May I transfer my Rights?

yes.

Are we requiring a minimum subscription to complete the Rights Offering?

No. We may complete the Rights Offering regardless of the number of Rights that may be exercised.

Are there any conditions to completing the Rights Offering?

No, but we have the right to cancel or modify the terms of the Rights Offering in our sole discretion.

Are there any other limitations on the exercise of the Rights aside from potential proration?

Yes. In the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of ordinary shares to be acquired by such stockholder to such number of shares of our ordinary shares as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Can our board of directors extend, cancel or amend the Rights Offering?

Yes. We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 30 days, at our sole discretion. We do not presently intend to extend the Rights Offering. If we elect to extend the Expiration Date to a date following Friday, February 14, 2025, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced Expiration Date. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give stockholders more time to exercise their Rights in the Rights Offering.

Our board of directors may cancel the Rights Offering at any time in its sole discretion. If the Rights Offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty.

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Our board of directors also has the right to amend or modify the terms of the Rights Offering in its sole discretion. If we make any Material Change to the terms of the Rights Offering set forth in this prospectus, we will offer persons who have exercised their Rights the opportunity to cancel their purchases and the Subscription Agent will refund the funds advanced by each such person and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the Expiration Date to allow holders of Rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change.

Has our board of directors made any recommendation to our stockholders regarding the Rights Offering?

No. Neither our board of directors nor the Financial Advisor is making any recommendation to stockholders regarding the exercise of Rights in the Rights Offering. You should make an independent investment decision about whether or not to exercise your Rights. Stockholders who exercise Rights risk the loss of the amount invested. Please see “Risk Factors” for a discussion of material risks involved in investing in our ordinary shares.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold ordinary shares as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Rights received in the Rights Offering, our directors and executive officers have indicated that they intend on participating in the Rights Offering. The CEO and Director of the Company has notified that he would fully subscribe to his rights under this Rights Offering, which will amount to rights to an additional 6.8 million shares on the same terms as all shareholders on the Record Date as detailed above.

How many shares of the company’s ordinary shares will be outstanding after the rights offering?

At the Record Date, up to 90,000,000 ordinary shares were outstanding. The number of shares of ordinary shares outstanding after the Rights Offering will depend on the final Subscription Price and the number of Rights that are exercised. If the Subscription Price does not decrease and if all of the Rights are exercised, there will be 180,000,000 ordinary shares outstanding after the Rights Offering.

How much proceeds will we receive from the Rights Offering?

Assuming the Rights Offering is subscribed in full, we will receive net proceeds of approximately $41,700,000, net of expenses and fees incident to this Rights Offering estimated at approximately $3,300,000, including Financial Advisor fees. However, until the subscription period ends, we will not know the total proceeds that we have received in the Rights Offering. For a description on how we plan to use the proceeds of the Rights Offering, please see “Use of Proceeds.”

Are there material risks in exercising my Rights?

Yes. The exercise of your Rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be promptly returned, without interest. If you own your ordinary shares in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Agent will return your payment through the broker, dealer, bank or other nominee that is the record holder of your shares of ordinary shares.

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Will the Rights be listed on a stock exchange or national market?

Yes. The Rights are tradable. The shares of our ordinary shares are, and the shares to be issued in the Rights Offering will be, traded on NYSE under the symbol “GNS RT”.

Will the shares of ordinary shares that I receive upon exercise of my Rights be freely-tradable?

Yes. The Rights Offering is being conducted pursuant to an effective registration statement. Accordingly, all shares issued upon exercise of the Rights will be free of any restrictive legend and will be freely-tradable on NYSE.

How do I exercise my Rights if I live outside the United States?

To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent.

What fees or charges apply if I exercise my Rights?

We are not charging any fee or sales commission to issue Rights to you or to issue the shares to you if you exercise your Rights. If you hold your shares in “street name” and exercise your Rights through a broker, dealer, bank or other nominee that is the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Rights unless the Rights Offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the Rights Offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the Internal Revenue Service or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our shares. For further information, please see “Material U.S. Federal Income Tax Consequences.”

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Campaign Management, LLC by phone at +1 (855) 264-1527 or via email at info@campaign-mgmt.com.

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RISK FACTORS

Summary of Risks Affecting Our Company

The following is a summary of certain, but not all, of the risks that could adversely affect our business, operations and financial results. If any of the risks actually occur, our business could be materially impaired, the trading price of our ordinary shares could decline, and you could lose all or part of your investment, all of which are incorporated by reference from our Form 20-F filed with the SEC on May 15, 2024 for the year ended December 31, 2023.

Risks Related to Our Business and Industry (All Group companies)

Ø	We are a global business subject to complex economic, legal, political, tax, foreign currency and other risks associated with international operations, which risks may be difficult to adequately address.
Ø	Our growth strategy anticipates that we will create new products, services, and distribution channels and expand existing distribution channels. If we are unable to effectively manage these initiatives, our business, financial condition, results of operations and cash flows would be adversely affected.
Ø	Our growth may have a negative effect on the successful expansion of our business, on our people management, and on the increase in complexity of our software and platforms.
Ø	If our growth rate decelerates significantly, our prospects and financial results would be adversely affected, preventing us from achieving profitability.
Ø	We may be unable to recruit, train and/or retain qualified teachers, mentors, and other skilled professionals.
Ø	Our business may be materially adversely affected if we are not able to maintain or improve the content of our existing courses or to develop new courses on a timely basis and in a cost-effective manner.
Ø	Failure to attract and retain students to enroll in our courses and programs, and to maintain tuition levels, may have a material adverse impact on our business and prospects.
Ø	If student performance falls or parent and student satisfaction declines, a significant number of students may not remain enrolled in our programs, and our business, financial condition and results of operations will be adversely affected.
Ø	Our curriculum and approach to instruction may not achieve widespread acceptance, which would limit our growth and profitability.
Ø	The continued development of our brand identity is important to our business. If we are not able to maintain and enhance our brand, our business and operating results may suffer.
Ø	If our partnerships are unable to maintain educational quality, we may be adversely affected.
Ø	There is significant competition in the market segments that we serve, and we expect such competition to increase; we may not be able to compete effectively.
Ø	We cannot assure you that we will not be subject to liability claims for any inaccurate or inappropriate content in our training programs, which could cause us to incur legal costs and damage our reputation.
Ø	We may be subject to legal liability resulting from the actions of third parties, including independent contractors and teachers, which could cause us to incur substantial costs and damage our reputation.
Ø	We may not have sufficient insurance to protect ourselves against substantial losses.
Ø	A cybersecurity attack or other security breach or incident could delay or interrupt service to our users and customers, harm our reputation or subject us to significant liability.

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Risks Related to Our Business and Industry

Ø	We are a growing company with a limited operating history. If we fail to achieve further marketplace acceptance for our products and services, our business, financial condition and results of operations will be adversely affected.
Ø	Our Edtech platform is technologically complex, and potential defects in our platforms or in updates to our platforms could be difficult or even impossible to fix.
Ø	System disruptions, capacity constraints and vulnerability from security risks to our online computer networks could impact our ability to generate revenues and damage our reputation, limiting our ability to attract and retain students.
Ø	Our current success and future growth depend on the continued acceptance of the Internet and the corresponding growth in users seeking educational services on the Internet.
Ø	We are susceptible to the illegal or improper use of our content, Edtech and platform (whether from students, teachers, mentors, management personnel and other employees, or third parties), or other forms of misconduct, which could expose us to liability and damage our business and brand.

Risks Related to Our Business and Industry (Specific to Acquisitions)

Ø	We have acquired the acquisitions and may pursue other strategic acquisitions or investments. The failure of an acquisition or investment (including but not limited to the Acquisitions) to be completed or to produce the anticipated results, or the inability to fully integrate an acquired company, could harm our business.
Ø	Public perception and regulatory changes in the primary school and secondary school systems in countries that E-Square may expand to may have a materially adverse impact on the company.
Ø	Our growth plans for E-Square and our plans to expand into the primary school and high school markets will be a complex and lengthy process where future success is not assured.
Ø	If we cannot maintain student enrollments and maintain tuition levels in our Acquisition, UAV, the university’s results of operations may be materially adversely affected.

Risks Related to Investing in a Foreign Private Issuer or a Singapore Company

Ø	As a foreign private issuer, we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the NYSE American listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations.
Ø	We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are instead subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting obligations that, to some extent, are more lenient and less detailed than those for a U.S. issuer.
Ø	We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

Risks related to our Bitcoin Acquisition Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY COMMODITIES EXCHANGE REGULATIONS.

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $108,000 per bitcoin on Coinbase in the 12 months preceding the date of this disclosure. The trading price of bitcoin was significantly lower during prior periods, and such decline may occur again in the future. Further risk includes requirements to redeem the above mentioned loan if LTV approaches 50% or less, which could happen if the price of Bitcoin is significantly lower than current levels.

Our bitcoin acquisition strategy has not been tested. This bitcoin acquisition strategy has not been tested. Although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin acquisition strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock would be materially adversely impacted.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General have highlighted the counterparty risks applicable to owning and transacting in digital assets. Any such bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry may negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

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Changes in the legal and/or accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

We may use the net proceeds from this offering to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase bitcoin. Bitcoin is a highly volatile asset In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

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Our intended bitcoin holdings may be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we may hold with our custodians and transact with our trade execution partners may not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Risks Related to This Offering

If you do not participate in the Rights Offering, your interest in the Company will likely be diluted.

Ordinary shareholders who do not fully exercise their respective Rights should expect that they will, at the completion of the Rights Offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their Rights.

Our ordinary shares price may be volatile as a result of the Rights Offering.

The trading price of our ordinary shares may fluctuate substantially as a result of the Rights Offering. The price of the ordinary shares that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

The Rights Offering may cause the price of our ordinary shares to decline.

The Rights Offering may result in an immediate decline in the market value of our ordinary shares. This decline may continue after the completion of Rights Offering. Further, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of the shares of ordinary shares, the resulting sales could depress the market price of our ordinary shares. There is no assurance that, following the Expiration Date, you will be able to sell the ordinary shares you receive from the exercise of your Rights at a price equal to or greater than the Subscription Price.

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Although the pricing mechanism determined by our board of directors in the Rights Offering is intended to provide stockholders that exercise their Rights with shares at a discount to the market price of our ordinary shares, there is no guarantee that by the time the shares are delivered to you, the market price of our ordinary shares will be above the discounted price. Further, because the exercise of your Rights is not revocable and because the Rights are not transferrable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

Our board of directors has approved a pricing mechanism intended to provide Rights holders with an opportunity to exercise their Rights at a discount to the market price of our ordinary shares. However, there is no guarantee that the Subscription Price, whether it is set at the Initial Price or the Alternate Price, will be lower than the market price of our ordinary shares at the time that the shares are purchased and delivered. Further, because the exercise of your Rights is not revocable and because the Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the Subscription Price at which you are purchasing shares of ordinary shares may be above the prevailing market price by the time that the shares of ordinary shares are purchased and delivered.

Completion of the Rights Offering and the sale of the shares is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors.

Completion of the Rights Offering is not subject to our raising a minimum offering amount. As such, proceeds from the Rights Offering and the sale of the shares may not be sufficient to meet the objectives we state in this prospectus supplement, including the repayment of the Redemption Debenture, or other corporate milestones that we may set. Stockholders should not rely on the success of the Rights Offering and the sale of the shares to entirely address our need for funding. If we fail to complete the Rights Offering or raise capital from other sources, we would anticipate having to significantly scale back our growth plans and operating expenses, which will curtail the progress of our business.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly and without interest.

We may decide, in our discretion and for any or no reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is terminated, we will have no obligation with respect to Rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the Subscription Agent.

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If you do not act on a timely basis and follow subscription instructions, your exercise of the Rights may be rejected.

Holders of shares of ordinary shares who desire to purchase shares in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 4:30 p.m., Eastern time, on Friday, February 14, 2025 (unless extended). If you are a beneficial owner of shares of ordinary shares and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver the forms and payments to the Subscription Agent prior to 4:30 p.m., Eastern time, on Friday, February 14, 2025 (unless extended). We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 4:30 p.m., Eastern time, on Friday, February 14, 2025.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

The receipt of Rights may be treated as a taxable distribution to you.

We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of ordinary shares under Section 305(a) of the Code. Please see the discussion of “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the IRS or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of ordinary shares is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our ordinary shares.

In determining the method for computing the Subscription Price, our board of directors considered a number of factors, including, but not limited to, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our ordinary shares including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions and the desire to provide an opportunity to our stockholders to participate in the Rights Offering. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in rights offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value, other than the current market price of our ordinary shares on certain dates. You should not necessarily consider the Subscription Price as an indication of the fair value of our ordinary shares. After the date of this prospectus supplement, our ordinary shares may trade at prices above or below the Subscription Price.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering, and no minimum number of shares that we must sell in the Rights Offering.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering. The Financial Advisor is not acting as an underwriter or placement agent of the Rights or the shares of ordinary shares issuable upon exercise of the Basic Subscription Privilege or Over-Subscription Privilege. The Financial Advisor’s services to us in this Rights Offering cannot be construed as any assurance that the Rights Offering will be successful. The Financial Advisor does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company. Furthermore, there is no minimum number of shares that we must sell in the Rights Offering. Consequently, the Rights Offering may not raise significant funds or achieve any minimum liquidity threshold.

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We do not anticipate declaring any cash dividends on our ordinary shares which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a significant number of shares of our ordinary shares in the public market, or the perception that such sales could occur could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our ordinary shares.

USE OF PROCEEDS

We will use all net proceeds of this offering to purchase Bitcoin.

DILUTION

Purchasers of our ordinary shares in the Rights Offering will experience dilution to the extent of the difference between the Subscription Price and our as-adjusted net tangible book value (deficit) per share immediately after this Rights Offering. Net tangible book value (deficit) per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our ordinary shares. As of June 30, 2024, our net tangible book value (deficit) was approximately ($28,745,558), or approximately ($0.32) per share.

After giving effect to the sale by us in the Rights Offering of up to 90,000,000 of our ordinary shares at an assumed Subscription Price of $0.50 per share, after deducting the estimated offering fees and expenses payable by us estimated at approximately $3,300,000, including Financial Advisor fees, our as-adjusted net tangible book value (deficit) as of June 30, 2024 would have been approximately $70,445,558, or approximately $0.39 per share. This represents an immediate increase in net tangible book value (deficit) of $0.04 per share to existing stockholders who do not participate in the Rights Offering and an immediate dilution of $0.11 per share to investors purchasing shares of our ordinary shares in this Rights Offering. The following table illustrates this per share dilution (unaudited):

Subscription Price		$0.50
Net tangible book value per share as of June 30, 2024 before the Rights Offering	$0.32
Increase in net tangible book value per share attributable to the Rights Offering	$0.07
As-adjusted net tangible book value per share after giving effect to the Rights Offering		$0.39
Dilution in net tangible book value per share to existing stockholders who participate in the Rights Offering		$0.11

To the extent that the Alternative Price is lower than the Initial Price, then purchasers of our ordinary shares in the Rights Offering will experience further dilution.

The information above is as of June 30, 2024 and excludes as of such date:

●	The additional purchase of 420 BTC after June 30, 2024 and before January 21, 2025 at an average purchase price of $95,192, The BTC valued at $43 million using a price of $103,000 per BTC.
●	The loan with a commercial lender for $18 million principal amount loan to purchase Bitcoin. The loan has an 18 month term and bears interest at 13.9% per annum, with interest repaid monthly over the 18 month term and the principal payable in full at the end of the term.
●	The full repayment of principal of $5,720,000 Promissory Note to lender Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B.

To the extent that any of our outstanding stock options or warrants are exercised, or if we grant additional options or other awards under our stock incentive plan or additional warrants, or issue additional shares of ordinary shares in the future, there may be further dilution.

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THE RIGHTS OFFERING

Subscription Rights

We are distributing to the holders of our ordinary shares, at no charge, non-transferrable subscription rights to purchase our ordinary shares. Each holder of our ordinary shares at 4:30 p.m., Eastern time, on January 24, 2025 will receive one (1) Right to purchase one (1) share of our ordinary shares (subject to proration) for each one (1) share of ordinary shares owned by such holder on the Record Date. The Rights will be evidenced by a Rights Certificate. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege for all Basic Subscription Privileges that remain unsubscribed, in each case subject to proration and as described below. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege (provided that any Excess Subscription Amount may be applied to your Over-Subscription Privilege as described below). You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. Rights may only be exercised in aggregate for whole numbers of shares of our ordinary shares. No fractional shares of our ordinary shares will be issued in the Rights Offering and in the event of proration, all fractional shares will be rounded down to the nearest whole share.

In addition to the foregoing, certain holders of our warrants to purchase ordinary shares have the contractual right to participate in this Rights Offering. Each such warrant holder will receive one Right for each share of ordinary shares that such warrant holder’s warrant is exercisable for. A total of 6,725,055 Rights will be issued to these warrant holders.

Limitation on the Purchase of Shares

Your Basic Subscription Right permits you to only purchase the number of shares upon exercise of the number of Rights distributed to you in the Rights Offering. Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our ordinary shares you held on the Record Date. Your Over-Subscription Privilege permits you to subscribe for additional shares to the extent to which other stockholders do not exercise their Rights, which we cannot determine prior to the end of the Subscription Period.

Further, in the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of ordinary shares to be acquired by such stockholder to such number of shares of our ordinary shares as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Proration

The Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount.

Subscription Price

Each Right will be exercisable at a price per share equal to $0.50. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value, other than the current market price of our ordinary shares on certain dates.

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Determination of Subscription Price

Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price:

● the current and historical trading prices of our ordinary shares;

● the price at which stockholders might be willing to participate in the Rights Offering;

● our need for additional capital and liquidity;

● the cost of capital from other sources; and

● comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors and following discussions with the Financial Advisor, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Rights.

The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our ordinary shares on certain dates. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company. You should not assume or expect that, after the Rights Offering, our shares of ordinary shares will trade at or above the Subscription Price in any given time period. The market price of our ordinary shares may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our ordinary shares purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our ordinary shares before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Transferability of Rights

The Rights are transferable.

Expiration Date

The subscription period during which you may exercise your Rights expires at 4:30 p.m., Eastern time, on February 14, 2025, which is the expiration of the Rights Offering. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time.

If you hold your shares of ordinary shares in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 4:30 p.m., Eastern time, on February 14, 2025, which is the Expiration Date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any or no reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

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Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent and held in escrow for investors will be promptly returned, without interest or penalty.

Shares of Our Ordinary shares Outstanding After the Rights Offering

On the Record Date, assuming no additional issuances of our ordinary shares prior to the Record Date, we will have up to 90,000,000 shares of our ordinary shares issued and outstanding. Based on the foregoing, and assuming no other transactions by us involving our ordinary shares prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately 180,000,000 shares of our ordinary shares will be issued and outstanding. However, the exact number of shares of ordinary shares that we will issue in this Rights Offering will depend on the Subscription Price, the number of shares that are subscribed for in the Rights Offering and whether the unsubscribed Rights are exercised pursuant to the Over-Subscription Privilege.

Methods for Exercising Subscription Rights

The exercise of Rights is irrevocable and may not be cancelled. You may exercise your Rights as follows:

Subscription by Record Holders

If you are a shareholder of record, the number of shares you may purchase pursuant to your Rights is indicated on the enclosed Rights Certificate. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment of the Subscription Price, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 4:30 p.m., Eastern time, on February 14, 2025. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 4:30 p.m., Eastern time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our ordinary shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Right to such nominee record holder for all shares of our ordinary shares held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. Your Rights will not be considered exercised unless the Subscription Agent receives from your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 4:30 p.m., Eastern time, on the Expiration Date.

Payment Method

Payments must be made in full in U.S. currency by bank certified check or by wire transfer, and payable to “VStock Transfer LLC”. You must timely pay the full Subscription Price for the full number of shares of our ordinary shares at the Initial Price if you wish to acquire pursuant to the exercise of Rights (including any exercise of the Over-Subscription Privilege, if available) by delivering a:

● bank certified check payable to “VStock Transfer LLC”; or

● wire transfer of immediately available funds directly to the account maintained VStock Transfer, as escrow agent, for purposes of accepting subscriptions in this Rights Offering at:

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Account Name: VStock Transfer, LLC as escrow agent on behalf of Genius Group Ltd.

Bank: CitiBank NA

Routing No.: 021000089

Acct. No.: 6882495451

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

Bank certified checks should be sent to VStock Transfer LLC at LLC18 Lafayette Place Woodmere, New York 11598.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If we determine that your incomplete Rights Certificate otherwise complies with the subscription procedures and if you do not indicate the number of Rights that you wish to exercise, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Issuance of Ordinary shares

The shares of ordinary shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS)account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of ordinary shares in the name of a custodian bank, broker, dealer or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent

The Subscription Agent for the Rights Offering is VStock Transfer LLC. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

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VStock Transfer

If you deliver the Rights Certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your Rights.

Information

For any questions or further information about the Rights Offering, please call Campaign Management LLC, the information agent for the Rights Offering, by phone at +1 (855) 264-1527, or via email at info@campaign-mgmt.com.

No Fractional Shares

We will not issue fractional shares of ordinary shares in the Rights Offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of ordinary shares, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our ordinary shares for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our ordinary shares so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our ordinary shares on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form titled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, which is February 14, 2025 (unless extended), unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full Subscription Price. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

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Shareholder Rights

You will have no rights as a holder of the shares of our ordinary shares you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our ordinary shares purchased in the Rights Offering.

No Revocation

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase shares of ordinary shares at the Subscription Price.

Increase of Subscription Amount

While you may not revoke any exercise of your Rights once you submit the Rights Certificate or have instructed your nominee of your subscription request, if you desire to increase your subscription you may do so. To increase your subscription amount, you should contact the Information Agent, Campaign Management, LLC by phone at +1 (855) 264-1527 or via email at info@campaign-mgmt.com.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our ordinary shares should recognize income or loss upon receipt or exercise of a Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Rights. Shareholders who exercise Rights risk investment loss on money invested. We cannot assure you that the market price of our ordinary shares will reach or exceed the Subscription Price and, even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our ordinary shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our ordinary shares.

Fees and Expenses

We will pay all fees and expenses charged by the Financial Advisor, the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Rights.

Listing

The Rights are tradable. The shares of our ordinary shares are, and the shares to be issued in the Rights Offering will be, traded on NYSE under the symbol “GNS RT”.

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Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date of Friday, February 14, 2025.

Financial Advisor Arrangements

The Company has engaged a Financial Advisor for this Rights Offering.

Under the terms and subject to the conditions contained in the Financial Advisor agreement between our company and the Financial Advisor, the Financial Advisor will provide advice to us in connection with this Rights Offering. This Rights Offering is not contingent upon any number of Rights being exercised. The Financial Advisor is not underwriting any of the Rights or the shares of ordinary shares in this Rights Offering.

Pursuant to the Financial Advisor agreement, we are obligated to pay the Financial Advisor as compensation a cash fee of 7.0% of the proceeds of the Rights Offering, plus a non-accountable expense fee of $150,000 and to indemnify the Financial Advisor for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The Financial Advisor agreement also provides that the Financial Advisor will not be subject to any liability to us in rendering the services contemplated by the Financial Advisor agreement except for any act of bad faith or gross negligence of the Financial Advisor. The Financial Advisor and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Financial Advisor does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Financial Advisor has informed us that it may enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of ordinary shares, and (ii) the Financial Advisor has agreed or will agree to reallocate a portion of its Financial Advisor fee to each such broker-dealer whose clients exercise rights to purchase shares of ordinary shares in this Rights Offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering and the ownership and disposition of shares of our ordinary shares received upon exercise of the Rights.

This summary deals only with Rights acquired through the Rights Offering and shares of our ordinary shares acquired upon exercise of Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Rights or shares of our ordinary shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Rights or shares of our ordinary shares in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Rights acquired through the Rights Offering by persons holding shares of our ordinary shares, the exercise (or expiration) of the Rights, and the acquisition, ownership and disposition of shares of our ordinary shares acquired upon exercise of the Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our ordinary shares, Rights and shares of our ordinary shares acquired upon exercise of Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR ORDINARY SHARES ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we do not believe your receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of ordinary shares for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions”. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our ordinary shares or (ii) our options or warrants to acquire ordinary shares. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our ordinary shares or (ii) our options or warrants to acquire ordinary shares; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a disproportionate distribution or otherwise, the fair market value of the Rights would be taxable to holders of our ordinary shares as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2017.

Taxation of Ordinary shares

Distributions

Distributions with respect to shares of our ordinary shares acquired upon exercise of Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. We currently have a substantial accumulated deficit of approximately $151 million as of October 31, 2016.

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Dividend income received by certain non-corporate U.S. Holders with respect to shares of our ordinary shares generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of ordinary shares paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our ordinary shares and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of shares of ordinary shares acquired upon exercise of Rights in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition shares of our ordinary shares acquired through the exercise of Rights, or dividend payments. Backup withholding (currently at the rate of 28%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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Tax Consequences to Non-U.S. Holders

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Rights will be treated as a non-taxable distribution. See “Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Receipt of Subscription Rights” above.

Taxation of Distributions on Ordinary shares

Any distributions of cash or property made with respect to our ordinary shares generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the heading “FATCA”.

Sale or Other Disposition of Our Ordinary shares

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our ordinary shares unless:

● the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);

● you are an individual, you hold your Rights or shares of ordinary shares as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or

● we are or have been a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

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Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our ordinary shares and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not generally apply to distributions on our ordinary shares and information reporting and backup withholding should not generally apply to the proceeds from a sale or other disposition of shares of our ordinary shares. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Payments of dividends on our ordinary shares to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under “Tax Consequences to Non-U.S. Holders-Taxation of Distributions on Ordinary shares.” Starting in 2019, payments of the gross proceeds from a sale or exchange of our ordinary shares or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR ORDINARY SHARES ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

For a description of the Rights being offered hereby, please see “The Rights Offering” above. For a description of the ordinary shares issuable upon exercise of the Rights, please see “Description of Securities We May Offer” in the accompanying prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We currently intend to retain earnings, if any, to support our business strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements and any plans for expansion.

PLAN OF DISTRIBUTION

Introduction

Promptly after the Record Date for the Rights Offering, we will distribute the Rights Certificate and any other subscription documents to stockholders of record as of January 24, 2025. If you wish to exercise your Rights, you should follow the instructions in the subscription documents sent to you and also available from the Information Agent. If you are unable to do so, you may call the Information Agent for assistance. See “The Rights Offering — Methods for Exercising Subscription Rights.” If you have any questions, you should contact the Information Agent.

Financial Advisor

Under the terms and subject to the conditions contained in the Financial Advisor agreement between our company and the Financial Advisor, the Financial Advisor will provide advice to us in connection with this Rights Offering. This Rights Offering is not contingent upon any number of Rights being exercised. The Financial Advisor is not underwriting any of the Rights or the shares of ordinary shares in this Rights Offering.

Pursuant to the Financial Advisor agreement, we are obligated to pay the Financial Advisor as compensation a cash fee of 7.0% of the proceeds of the Rights Offering, plus a $150,000 non-accountable expense fee and to indemnify the Financial Advisor for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The Financial Advisor agreement also provides that the Financial Advisor will not be subject to any liability to us in rendering the services contemplated by the Financial Advisor agreement except for any act of bad faith or gross negligence of the Financial Advisor. The Financial Advisor and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Financial Advisor does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Financial Advisor has informed us that it may enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of ordinary shares, and (ii) the Financial Advisor has agreed or will agree to reallocate a portion of its Financial Advisor fee to each such broker-dealer whose clients exercise rights to purchase shares of ordinary shares in this Rights Offering.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

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Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Financial Advisor. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Financial Advisor’s websites and any information contained on any other websites maintained by the Financial Advisor is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the Financial Advisor, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Financial Advisor agreement. A copy of the Financial Advisor agreement will be included as an exhibit to a current report on Form 8-K that we will file with the SEC within four business days of the date hereof. See “Where You Can Find More Information.”

Regulation M Restrictions

The Financial Advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Financial Advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the Financial Advisor acting as a principal. Under these rules and regulations, the Financial Advisor must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with this Rights Offering.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Jolie Kahn, Esq., New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on May 15, 2024;

●	Our Form 6-K Current Reports filed on May 15, 2024, May 17, 2024, May 20, 2024, May 22, 2024, June 4, 2024, June 6, 2024, June 6, 2024, June 11, 2024 June 25, 2024, June 26, 2024, June 26, 2024, June 28, 2024, July 15, 2024, July 19, 2024, July 24, 2024, July 24, 2024, July 26, 2024, August 06, 2024, August 09, 2024, August 13, 2024, August 16, 2024; August 16, 2024, September 12, 2024, September 16, 2024, September 24, 2024, September 25, 2024, October 1, 2024, October 4, 2024, October 8, 2024, October 15, 2024, October 24, 2024, October 25, 2024, October 28, 2024, November 12, 2024, November 13, 2024, November 14, 2024, November 18, 2024, November 20, 2024, November 21, 2024, November 27, 2024, December 3, 2024, December 4, 2024, December 6, 2024, December 10, 2024, December 13, 2024, December 17, 2024, December 27, 2024, December 30, 2024, December 31, 2024, January 3, 2025, January 10, 2025, January 14, 2025 and January 16, 2025; and

●	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A (File No. 001-41353) filed with the SEC on April 11, 2022, as it may be amended from time to time.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose any Current Report on Form 6-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. You may request, orally or in writing, a copy of these documents, by contacting our Corporate Secretary at 8 Amoy Street, #01-01, Singapore 049950, which is also our registered address, and our telephone number is +65 8940 1200. Information about us is also available at our website at http://www.geniusgroup.net. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference.

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PROSPECTUS

GENIUS GROUP LIMITED

$250,000,000

Ordinary Shares

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of the securities identified above, either individually or in combination with other securities. This base prospectus provides you with a general description of the securities. On August 16, 2024, we effected a 1-for-10 reverse share split with respect to our ordinary shares. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus gives effect to this share split.

Each time we offer and sell securities, we will provide a supplement to this base prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Each prospectus supplement and any related free writing prospectuses may also add, update, or change information contained in this base prospectus with respect to that offering. You should carefully read this base prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this base prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this base prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS BASE PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY APPLICABLE FREE WRITING PROSPECTUS, AS WELL AS UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS BASE PROSPECTUS.

Our common stock is currently listed on The NYSE American (“NYSE”) under the symbol “GNS.” On August 26, 2024, the last reported sales price for our common stock was $1.15 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NYSE or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2024.

Explanatory Note: On August 16, 2024, we effected a 1-for-10 reverse split with respect to our issued and outstanding ordinary shares. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus gives effect to this share split.

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ABOUT THIS PROSPECTUS

Under this shelf registration process, we may offer and sell any combination of the securities described in this base prospectus in one or more offerings. This base prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this base prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering may also add, update, or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This base prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this base prospectus.

Before purchasing any securities, we urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section entitled “Information Incorporated by Reference” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this base prospectus, the applicable prospectus supplement and any free writing prospectuses, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this base prospectus, the applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This base prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Before buying any of the securities that the selling shareholder is offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

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The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We have not authorized anyone to provide any information or to make any representations other than as contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to Genius Group, the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Genius Group Limited and its consolidated subsidiaries.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars, unless otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities.

Our Company

We believe that we are a world leading entrepreneur Edtech and education group based on student numbers with a student base of 3.5 million on GeniusU at the end of December 2023. Our mission is to disrupt the current education model with a student-centered, lifelong learning curriculum that prepares students with the leadership, entrepreneurial and life skills to succeed in today’s market.

To help achieve our mission, we have completed an IPO on NYSE American, on April 14, 2022 and then dual listed the company on Upstream on April 6, 2023 (although we subsequently found that there was little demand for Upstream and on September 19, 2023, Genius Group. Ltd. publicly announced that it had commenced the process to delist its securities from Upstream, which process was completed on September 29, 2023. The Genius Group will have no further contact with Upstream as a result of this delisting. It will not be involved with or take part in any distribution of or listing of the shares of its spun off subsidiary, Entrepreneur Resorts Ltd (“ERL”) on Upstream or any other exchange, which will be the sole responsibility of ERL. The decision to delist the Company from Upstream is due to complex securities regulations arising from the dual listing on Upstream and NYSE and de minimis use of Upstream by GNS shareholders). We have also raised additional capital through a follow-on private placement of a Convertible Note in September 2022. We grew from a Pre-IPO Group of four companies to a post IPO Group of nine companies, once the five Acquisitions closed.

Starting from October 30, 2023, U.S. individuals will no longer have the authorization to engage in securities trading activities (including buying, selling, or depositing) on the Upstream/MERJ Exchange. All U.S. shareholders will be promptly removed from Upstream and their holdings will be transferred back to the ERL book entry system. Investors will still need to follow the process to claim their ERL shares, but these shares will be exclusively held with ERL through the registrar. Shareholders won’t be able to view their positions on Upstream, as they will no longer be maintained in Upstream accounts. Trading these securities won’t be possible after a 6-month period, and shareholders will remain as such until ERL lists on another market or until the SEC accepts the Upstream/MERJ position of 15A-6.

Our Pre-IPO Group includes our holding company, Genius Group Ltd, our Edtech platform, GeniusU Ltd, and two companies that we acquired: Entrepreneurs Institute in 2019 and Entrepreneur Resorts in 2020 (spin-off completed on October 2, 2023).

The entrepreneur education system of our Pre-IPO Group has been delivered virtually and in-person, in multiple languages, locally and globally mainly via our GeniusU Edtech platform to adults seeking to grow their entrepreneur and leadership skills. Our partners and community are global with an average of 8,900 new students joining our GeniusU platform each week in 2023. Our City Leaders have been conducting our events (physically or virtually) in over 100 cities and over 2,500+ faculty members have been operating their microschools using our online tools.

We are now expanding our education system to age groups beyond our adult audience, to children and young adults. The five Acquisitions are our first step towards this. They include: Education Angels, which provides early learning in New Zealand for children from 0-5 years old; E-Square, which provides primary and secondary school education in South Africa; University of Antelope Valley, which provides vocational certifications and university degrees in California, USA; Property Investors Network, which provides property investment courses and events in England, UK; and Revealed Films, a media production company that specializes in multi-part documentaries.

Our plan is to combine their education programs with our current education programs and Edtech platform as part of one lifelong learning system, and we have selected these acquisitions because they already share aspects of our Genius Curriculum and our focus on entrepreneur education.

The FatBrain AI acquisition has added $51.8 million in revenue to the Group in the year ended Dec 31, 2023, which represents 74% of the $70.4 million pro forma Group revenue during this period, while the rest of the Group generated $18.7 million in pro forma revenue. For the year ended December 31, 2023, the audited group revenue was $23.1 million compared to $18.2 million in 2022.

In coming years, we plan to continue the growth of our Group through a combination of organic growth of our Edtech platform together with the acquisition of various education companies that we believe provide complementary programs that can be added to our Genius Curriculum. This Prospectus provides details of both our acquisition strategy together with our plans to integrate these Acquisitions together with future acquisitions into our Edtech platform, “entrepreneur education” vision, Genius Curriculum and “freemium” student and partner conversion models.

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We define “entrepreneur education” as personalized discovery-based learning that leads to higher levels of self-awareness, self-mastery and self-expression. We believe this in turn develops leadership and entrepreneurial skills through which students can independently create value and “create a job” rather than being dependent on a system in which they need to “get a job”. We believe these skills can be nurtured from an early age.

We also believe these skills can be learned at any age, enabling adults to reskill and upskill themselves. We describe our Genius Curriculum, together with the philosophy, principles, learning methodology, course content and delivery of our curriculum in the Business section set forth below in this prospectus.

Change in Registrant’s Certifying Accountant.

On March 13, 2024, Marcum LLP sent a letter to the Company terminating the auditor client relationship. The termination of auditor relationship was disclosed in a Form 6-K dated March 19, 2024. The termination is not as a result of a disagreement between the two entities.

On March 28, 2024, the Group, following approval by the audit committee, appointed Enrome LLP as an independent public accounting firm for the Group’s IFRS consolidated financial statements for Financial Year 2023 and re-audit Financial Year 2022 and 2021. The engagement was finalized after inquires completed by the incoming Enrome LLP with Marcum LLP. The appointment of auditor was disclosed in a Form 6-K dated March 28, 2024.

Marcum’s audit report on our consolidated financial statement as of December 31, 2022 and December 31, 2021 and for each of the years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. As previously disclosed in the Company’s Annual Reports on Form 20-F for the fiscal years ended December 31, 2022, material weaknesses existed in the Company’s internal control over financial reporting at December 31, 2022 because of

●	lack of sufficient documentation of our existing financial processes, risk assessment and internal controls activities and evaluation of effectiveness of internal controls;
●	Inadequate internal controls, including inadequate segregation of duties, over account reconciliations, the preparation and review of the consolidated financial statements and untimely annual closings of the books;
●	Inadequate internal control over accounting for and financial reporting related to business combination accounting and subsequent assessment for impairments as they related to goodwill and other long lived assets; and
●	Inadequate information technology general controls as it relates to user access rights and segregation of duties over systems that are critical to the Company’s system of financial reporting.

During each of the years ended December 31, 2023 and 2022 and the subsequent interim period through March 28, 2024, neither the Group nor anyone on behalf of the Group consulted Enrome LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Enrome LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F(a)(1)(iv) of Form 20-F, or (iii) any reportable event pursuant to Item 16F(a)(1)(v) of Form 20-F.

We provided Marcum LLP with a copy of the disclosures under this Item 16F and requested from Marcum a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.

Resignation of director and appointment of a director

On June 20, 2024, Eric Pulier resigned as a director of the Company. He will serve as a Board advisor and will also be a consultant to the Company. On June 20, 2024, Michael Moe was appointed as a director to fill the vacancy arising from Mr. Pulier’s resignation. Mr. Moe was also appointed to fill the vacancies arising from Mr. Pulier’s resignation from each of the Company’s Audit Committee, Compensation Committee and Governance Committee. Mr. Moe has been deemed by the Board of Directors of the Company to be an independent director. On July 24, 2024, Riaz Shah was appointed as a director and has been deemed by the Board of Directors of the Company to be an independent director.

Corporate Information

Our principal executive offices are located at 8 Amoy Street, #01-01, Singapore 049950, which is also our registered address, and our telephone number is +65 8940 1200. The address of our website is www.geniusgroup.net. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Jolie Kahn, Esq..

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free-writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus, if any, for general corporate purposes, including strategic acquisitions, joint ventures, expansion of existing assets, and repayment of debt and other outstanding obligations.

The amounts and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

DIVIDEND POLICY

We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our ordinary shares for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our Board. Pursuant to Singapore law, no dividend may be paid except out of our profits.

DESCRIPTION OF SHARE CAPITAL

General

For the purposes of this section, references to “shareholders” mean those persons whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as shareholders of our Company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. The branch register of members is maintained by VStock Transfer, LLC, our transfer agent.

We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any ordinary share, or any interest in any fractional part of an ordinary share, or other rights for any ordinary share other than the absolute right thereto of the registered holder of that ordinary share.

The shares offered in the offering pursuant to this prospectus are expected to be held through the Depository Trust Company (“DTC”). Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members. The holder of our shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in our shares for certificated shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through DTC or its nominee may exchange such interests for certificated shares are determined by DTC and VStock Transfer, LLC, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated shares, and following such an exchange VStock Transfer, LLC will perform the procedures to register the shares in the branch register of members.

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member of the public company or the company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

The number of ordinary shares outstanding after effecting for 1-for-10 reverse split as of August 26, 2024 is 21,708,798 and excludes:

●	152,492 management and employee share options issued and reserved.
●	6,725,072 warrants issued and outstanding.
●	Any further conversion from the convertible debt issuance or any outstanding warrants.

➢ The following description of our share capital and provisions of our constitution (formerly known as our memorandum and articles of association) are summaries and are qualified by reference to the applicable provisions of Singapore law (including the Singapore Companies Act) and our constitution. A copy of our constitution has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

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Ordinary Shares

As of the date of this prospectus, our issued and paid-up ordinary share capital consisted of 21,708,798 ordinary shares as described above. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. Our ordinary shares have no par value as there is no concept of authorized share capital under Singapore law. There is a provision in our constitution which provides that subject to the Singapore Companies Act, we may issue shares with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine.

All of our shares presently issued are fully paid-up, and existing shareholders are not subject to any calls on these shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly issued shares, we note that any subscriber of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our Company in such subscriber’s capacity solely as a holder of such shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations’ laws. All of our shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares. Except as described below under “— Take-overs,” there are no limitations imposed by the Singapore Companies Act or by our constitution on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Transfer Agent and Branch Registrar

The transfer agent and branch registrar for our ordinary shares is VStock Transfer, LLC.

Listing

We have listed our ordinary shares listed on the NYSE American under the symbol “GNS”.

New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

➢ the conclusion of the next annual general meeting; or

➢ the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each financial year), but any approval may be revoked or varied by the shareholders in a general meeting.

Our shareholders have in April 2021 provided such general authority to issue new ordinary shares until the conclusion of our next annual general meeting, or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier. Such approval will lapse in accordance with the preceding paragraph if our shareholders do not grant a new approval at our next annual general meeting, or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier. Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot and issue new ordinary shares on such terms and conditions and for such purposes as may be determined by our board of directors in its sole discretion.

Preference Shares

We currently do not have any preference shares issued.

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Our constitution provides that subject to the Singapore Companies Act we may issue shares with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine.

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We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preference shares which are, or at our option are to be, subject to redemption provided that such preference shares may not be redeemed out of capital unless:

➢ all the directors have made a solvency statement in relation to such redemption; and

➢ we have lodged a copy of the statement with the Singapore Registrar of Companies.

Further, such shares must be fully paid-up before they are redeemed.

As of the date of this prospectus, we have no preference shares outstanding. At present, we have no plans to issue preference shares.

Registration Rights

There are currently no registration rights relating to our securities.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and our constitution, our ordinary shares are freely transferable. Our constitution provides that shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form approved by the directors. The directors may decline to register any transfer unless, among other things, evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

Election and Re-election of Directors

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the resolution to remove him or her shall not take effect until his or her successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Our constitution provides that at each annual general meeting, one-third of the directors for the time being, or if the number is not three or a multiple of three, then the number nearest one-third, shall retire from office by rotation and will be eligible for re-election at that annual general meeting (the directors so to retire being those longest in office since their last election).

Our board of directors shall have the power, at any time and from time to time, to appoint any person to be a director either to fill a casual vacancy or as an additional director so long as the total number of directors shall not at any time exceed the maximum number (if any) fixed in accordance with our constitution. Any director so appointed shall hold office only until the next retirement of directors under our constitution and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation under our constitution.

Shareholders’ Meetings

Subject to the Singapore Companies Act, we are required to hold an annual general meeting within six months after the end of each financial year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written requisition of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding our treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. The holder of a share may vote on a resolution before a general meeting of the company if the share confers on the holder a right to vote on that resolution. Unless otherwise required by law or by our constitution, resolutions put forth at general meetings may be decided by ordinary resolution, requiring the affirmative vote of a simple majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors (unless the constitution otherwise provides). A special resolution, requiring an affirmative vote of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, such as an alteration of our constitution. We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing. A shareholder entitled to attend and vote at a meeting of the company, or at a meeting of any class of shareholders of the company, shall be entitled to appoint another person or persons, whether a shareholder of the company or not, as the shareholder’s proxy to attend and vote instead of the shareholder at the meeting. Under the Singapore Companies Act, a proxy appointed to attend and vote instead of the shareholder shall also have the same right as the shareholder to speak at the meeting, but unless the constitution of the company otherwise provides, (i) a proxy shall not be entitled to vote except on a poll, (ii) a shareholder shall not be entitled to appoint more than two proxies to attend and vote at the same meeting and (iii) where a shareholder appoints two proxies, the appointment shall be invalid unless the shareholder specifies the proportions of his holdings to be represented by each proxy.

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Notwithstanding the foregoing, a registered shareholder entitled to attend and vote at a meeting of the company held pursuant to an order of court under Section 210(1) of the Singapore Companies Act, or at any adjourned meeting under Section 210(3) of the Singapore Companies Act, is, unless the court orders otherwise, entitled to appoint only one proxy to attend and vote at the same meeting, and except where the aforementioned applies, a registered shareholder of a company having a share capital who is a relevant intermediary (as defined under the Singapore Companies Act) may appoint more than two proxies in relation to a meeting to exercise all or any of the shareholder’s rights to attend and to speak and vote at the meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by the shareholder (which number and class of shares shall be specified), and at such meeting, the proxy has the right to vote on a show of hands.

Shares in a public company may confer special, limited or conditional voting rights or not confer voting rights. In this regard, different classes of shares in a public company may be issued only if the issue of the class or classes of shares is provided for in the constitution of the public company and the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. A public company shall not undertake any issuance of shares that confer special, limited or conditional voting rights or that confer no voting rights unless it is approved by shareholders by special resolution.

Voting Rights

As provided under our constitution and subject to the Singapore Companies Act, voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, (i) the chairman or (ii) at least three shareholders present in person or by proxy. On a poll every holder of ordinary shares who is present in person or by proxy or by attorney, or other duly authorized representative, has one vote for every ordinary share held by such shareholder. Proxies need not be shareholders.

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders. Therefore, since the shares offered in this offering are expected to be held through DTC or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our shares in book-entry form. A person holding through a broker, bank, nominee, or other institution that is a direct or indirect participant in DTC will have the right to instruct his or her broker, bank, nominee or other institution holding these shares on how to vote such shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the DTC’s participants’ votes (which results will reflect the instructions received from persons that own our shares electronically in book-entry form through DTC).

Minority Rights

The rights of minority shareholders of Singapore companies are protected, among other things, under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

➢ the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

➢ a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

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Singapore courts have a wide discretion as to the remedies they may grant, and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

➢ direct or prohibit any act or cancel or modify any transaction or resolution;

➢ regulate the conduct of the affairs of the company in the future;

➢ authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

➢ provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company;

➢ in the case of a purchase of shares by the company provide for a reduction accordingly of the company’s capital; or

➢ provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration to which a company is a party or intervene in an action in a court proceeding or arbitration to which a company is a party for the purchase of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our board of directors. Pursuant to Singapore law and our constitution, no dividend may be paid except out of our profits. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

In a general meeting, our shareholders may, upon the recommendation of the directors, resolve that it is desirable to capitalize any reserves or profits and distribute them as shares, credited as paid-up, to the shareholders in proportion to their shareholdings.

Subject to the provisions of the Singapore Companies Act and our constitution, our directors may also issue rights to take up additional ordinary shares to our shareholders in proportion to their respective ownership. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our shares are listed, as well as U.S. federal and blue-sky securities laws applicable to such issue.

Take-overs

The Singapore Take-over Code regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5 million or more must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to SIC to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, in 30% or more of the voting rights in the Company, or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of the SIC in Singapore, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

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Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

➢ A company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

➢ A company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

➢ A company with any of its pension funds and employee share schemes;

➢ A person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis, but only in respect of the investment account which such person manages;

➢ A financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

➢ Directors of a company (together with their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for their company may be imminent;

➢ Partners; and

An individual and (i) such individual’s close relatives, (ii) such individual’s related trusts, (iii) any person who is accustomed to act in accordance with such individual’s instructions, (iv) companies controlled by any of the individual, such individual’s close relatives, related trusts or any person who is accustomed to act in accordance with such individual’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a take-over of our Company by a third party.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other classes of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitations of Liability and Indemnification Matters

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, or (b) indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

11

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

We have entered into deeds of indemnity with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under our constitution and the Singapore Companies Act against liabilities that may arise by reason of their service to us as a director or officer of the Company (as the case may be), and to advance expenses incurred in connection with any proceeding against them by reason of their status as a director, officer, agent or employee of the Company in accordance with the terms of the deeds. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or thereafter acquire under any applicable law, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	Singapore

Board of Directors

A typical certificate of incorporation and bylaws provides that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.	The constitution of companies will typically state the minimum and maximum (if any) number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum (if any) and minimum number of directors provided in the constitution and the Singapore Companies Act, respectively.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation also provides that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, a contract with the company or otherwise) exempting or indemnifying a director against any liability which would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for such director insurance against any such liability, or (b) indemnifying such director against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

12

Delaware	Singapore

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

There are no comparable provisions under the Singapore Companies Act with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	Under the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office, notwithstanding anything in its constitution or in any agreement between the public company and such directors, by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

13

Delaware	Singapore

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	The constitution of a Singapore company typically provides that the directors have the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with the constitution. Our constitution provides that the directors may appoint any person to be a director either to fill a casual vacancy or as an additional director but so that the total number of Directors shall not at any time exceed the maximum number fixed in accordance with the constitution. Our constitution also provides that any director so appointed shall hold office only until the next retirement of directors under our constitution.

Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.

Our constitution may be altered by special resolution (i.e., a resolution passed by at least a three-fourths majority of the shareholders entitled to vote, present in person or by proxy at a meeting for which not less than 21 days’ written notice is given). The board of directors has no power to amend the constitution.

Under the Singapore Companies Act, an entrenching provision may be included in the constitution with which a company is formed and may at any time be inserted into the constitution of a company only if all the shareholders of the company agree. An entrenching provision is a provision of the constitution of a company to the effect that other specified provisions of the constitution may not be altered in the manner provided by the Singapore Companies Act or may not be so altered except (i) by a resolution passed by a specified majority greater than 75% (the minimum majority required by the Singapore Companies Act for a special resolution) or (ii) where other specified conditions are met. The Singapore Companies Act provides that such entrenching provision may be removed or altered only if all the members of the company agree.

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Delaware	Singapore

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Annual General Meetings

Subject to the Singapore Companies Act, all companies are required to hold an annual general meeting after the end of each financial year within either 4 months (in the case of a public company that is listed on an exchange in Singapore approved by the Monetary Authority of Singapore) or 6 months (in the case of any other company).

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Notwithstanding anything in the constitution, directors of a company are required to convene an extraordinary general meeting if required to do so by requisition (i.e. written notice to the directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Quorum Requirements	Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.	Our constitution provides that the quorum at any general meeting shall be any two shareholders present in person or by proxy or, in the case of a corporation, by a representative and entitled to vote thereat]. In the event a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, the meeting shall be adjourned for one week, or to such other day and at such other time and place as the directors may determine.

Shareholders’ Rights at Meetings

Only registered shareholders of our company reflected in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

The Singapore Companies Act provides that every member shall, notwithstanding any provision in the constitution, have a right to attend any general meeting of the company and to speak on any resolution before the meeting. The holder of a share may vote on a resolution before a general meeting of the company if the share confers on the holder a right to vote on that resolution. The company’s constitution may provide that a member shall not be entitled to vote unless all calls or other sums personally payable by him in respect of shares in the company have been paid.

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Delaware	Singapore

Shares in a public company may confer special, limited or conditional voting rights or not confer voting rights. In this regard, different classes of shares in a public company may be issued only if the issue of the class or classes of shares is provided for in the constitution of the public company and the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. A public company shall not undertake any issuance of shares that confer special, limited or conditional voting rights or that confer no voting rights unless it is approved by shareholders by special resolution.

Circulation of Shareholders’ Resolutions

Under the Singapore Companies Act, a company shall on the requisition of (a) any number of shareholders representing not less than 5% of the total voting rights of all the shareholders having at the date of requisition a right to vote at a meeting to which the requisition relates or (b) not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than S$500, and unless the company otherwise resolves, at the expense of the requisitionists, (i) give to shareholders entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting, and (ii) circulate to shareholders entitled to receive notice of any general meeting any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against liability, which would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

However, the Singapore Companies Act allows a company to:

➢ purchase and maintain for any officer insurance against any liability which would otherwise attach to such officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

Delaware	Singapore

➢acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

➢ in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

➢indemnify such officer against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the officer to pay a fine in criminal proceedings, (ii) of the officer to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the officer in defending criminal proceedings in which he or she is convicted, (iv) incurred by the officer in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the officer in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

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Delaware	Singapore

Shareholder Approval of Issuances of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long the number the shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required (i) for any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) for the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.	Section 161 of the Singapore Companies Act provides that notwithstanding anything in the company’s constitution, the directors shall not exercise any power to issue shares without prior approval of the company’s shareholders in a general meeting. Such authorization may be obtained by ordinary resolution. Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in a general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in a general meeting. Notwithstanding this general authorization to allot and issue our ordinary shares, the Company will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under the NYSE American rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of the Company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “— Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

➢ notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

➢ subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

➢ notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.	There are no equivalent provisions under the Singapore Companies Act in respect of public companies which are listed on a securities exchange outside Singapore, like our Company.

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Delaware	Singapore

Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law.

Standing

Only registered shareholders of our company reflected in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our register of members in order to institute or enforce any legal proceedings or claims against us relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our register of members.

Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Personal remedies in cases of oppression or injustice

A shareholder may apply to the court for an order under Section 216 of the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have proposed or passed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

Derivative actions and arbitrations

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company. Prior to commencing a derivative action or arbitration, the court must be satisfied that (i) 14 days’ notice has been given to the directors of the company of the party’s intention to make such an application if the directors of the company do not bring, diligently prosecute or defend or discontinue the action or arbitration, (ii) the party is acting in good faith and (iii) it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

Class actions

The concept of class action suits in the United States, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in the same manner in Singapore. In Singapore, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs”.

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Delaware	Singapore

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits. The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Acquisition of a company’s own shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares or purporting to acquire the shares of its holding company or ultimate holding company, whether directly or indirectly, in any way, subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires or purports to acquire its own shares or shares in its holding company or ultimate holding company is void. However, provided that it is expressly permitted to do so by its constitution (as the case may be) and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

➢ redeem redeemable preference shares on such terms and in such manner as is provided by its constitution. Preference shares may be redeemed out of capital only if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Registrar of Companies;

➢ whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

➢ make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting;

➢ whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution; and

➢ where listed on a securities exchange, make an acquisition of its own shares on the securities exchange, in accordance with the terms and limits authorized in advance at a general meeting.

A company may also purchase its own shares by an order of a Singapore court.

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Delaware	Singapore

➢ The total number of ordinary shares, stocks in any class and non-redeemable preference shares that may be acquired by a company in a relevant period may not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares, stocks in that class or non-redeemable preference shares (as the case may be) as of the date of the resolution passed to authorize the acquisition of the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court has made an order confirming the reduction of share capital of the company, the total number of ordinary shares, stocks in any class or non-redeemable preference shares shall be taken to be the total number of ordinary shares, stocks in any class or non-redeemable preference shares (as the case may be) as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s profits or capital, provided that the company is solvent.

Financial assistance for the acquisition of shares

A public company or a company whose holding company or ultimate holding company is a public company shall not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

➢ the acquisition or proposed acquisition of shares in the company or units of such shares; or

➢ the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

Our constitution provides that subject to and in accordance with the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our own shares on such terms and in such manner as we may think fit. Any share that is so purchased or acquired by us shall, unless held in treasury in accordance with the Singapore Companies Act, be deemed to be cancelled immediately on purchase or acquisition. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire.

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Delaware	Singapore

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors of a corporation must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.	Under the Singapore Companies Act, directors and the chief executive officer of the company are not prohibited from dealing with the company, but where they have an interest, whether directly or indirectly, in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or, as the case may be, the chief executive officer’s knowledge, declare the nature of such interest at a meeting of the directors or send a written notice to the company detailing the nature, character and extent of the interest.

In addition, a director or chief executive officer who holds any office or possesses any property whereby, whether directly or indirectly, any duty or interest might be created in conflict with such director’s or, as the case may be, the chief executive officer’s duties as director or chief executive officer (as the case may be) is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company detailing the fact and the nature, character and extent of the conflict.

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or, as the case may be, the chief executive officer’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

Delaware	Singapore

There is, however, no requirement for disclosure where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, no disclosure need be made where the director or chief executive officer (as the case may be) has only guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation (i.e., the holding company, subsidiary or subsidiary of a common holding company), the director or chief executive officer shall not be deemed to be interested or at any time interested in such transaction or proposed transaction where he is a director or chief executive officer (as the case may be) of the related corporation, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, (i) making a loan or a quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan, (ii) entering into a credit transaction as creditor for the benefit of its directors or the directors of a related corporation, or giving a guarantee or any security in connection with such a credit transaction, (iii) arranging an assignment to or assumption by the company of any rights, obligations or liabilities under a transaction which, if it had been entered into by the company, would have been a restricted transaction, and (iv) taking part in an arrangement under which another person enters into a transaction which, if entered into by the company, would have been a restricted transaction and such person obtains a benefit from the company or its related corporation pursuant thereto. Companies are also prohibited from entering into any of these transactions with the spouse or children (whether adopted or natural or step-children) of its directors.

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Delaware	Singapore

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, making a loan or a quasi-loan to another company or a limited liability partnership or entering into any guarantee or providing any security in connection with a loan or a quasi-loan made to another company or a limited liability partnership by a person other than the first-mentioned company, entering into a credit transaction as a creditor for the benefit of another company or a limited liability partnership, or entering into any guarantee or providing any security in connection with a credit transaction entered into by any person for the benefit of another company or a limited liability partnership if a director or directors of the first-mentioned company is or together are interested in 20% or more of the total voting power in the other company or the limited liability partnership (as the case may be).

Such prohibition shall extend to apply to, among others, a loan or quasi-loan made by a company (other than an exempt private company) to another company or a limited liability partnership, a credit transaction made by a company (other than an exempt private company) for the benefit of another company or limited liability partnership and a guarantee or security provided by a company (other than an exempt private company) in connection with a loan or quasi-loan made by a person other than the first-mentioned company to another company or a limited liability partnership, where such other company or limited liability partnership is incorporated or formed (as the case may be) outside Singapore, if a director or directors of the first-mentioned company (a) is or together are interested in 20% or more of the total voting power in the other company or limited liability partnership or (b) in a case where the other company does not have a share capital, exercises or together exercise control over the other company whether by reason of having the power to appoint directors or otherwise.

The Singapore Companies Act also provides that an interest of a member of a director’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

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DESCRIPTION OF EXISTING WARRANTS

Series 2024-A Warrants

The following description of the Series 2024-A warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 2024-A warrants, the form of which is to be filed as an exhibit to the registration statement of which this prospectus forms a part, by amendment. It summarizes only those aspects of the Series 2024-A warrants that we believe will be most important to your decision to invest in the Series 2024-A warrants. You should keep in mind, however, that it is the terms in the Series 2024-A warrants, and not this summary, which define your rights as a holder of the Series 2024-A warrants. There may be other provisions in the Series 2024-A warrants that are also important to you. You should read the form of the Series 2024-A warrants for a full description of the terms of the Series 2024-A warrants.

Duration and Exercise Price

Each full Series 2024-A warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split). The Series 2024-A warrants will be exercisable during the period commencing on the date of issuance and will expire on the five year anniversary of the date of issuance. The Series 2024-A warrants will be issued in certificated form.

Exercisability

The Series 2024-A warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the Series 2024-A warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the Series 2024-A warrant and cash payment of the exercise price, on and subject to the terms and conditions of the Series 2024-A warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a Series 2024-A warrant is exercised for fewer than all of the shares of ordinary shares for which such Series 2024-A warrant may be exercised, then upon request of the holder and surrender of such Series 2024-A warrant, we shall issue a new Series 2024-A warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the Series 2024-A warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the Series 2024-A warrants is not then effective or the prospectus therein is not available for use, a holder of Series 2024-A warrants may exercise the Series 2024-A warrants on a cashless basis, where the holder receives the net value of the Series 2024-A warrants in shares of ordinary shares pursuant to the formula set forth in the Series 2024-A warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the Series 2024-A warrants, a holder may only exercise the Series 2024-A warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the Series 2024-A warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the Series 2024-A warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such Series 2024-A warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

Fundamental Transaction

If, at any time while the Series 2024-A warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares as further described in the Series 2024-A warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of ordinary shares then issuable upon exercise of such holder’s Series 2024-A warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series 2024-A warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series 2024-A warrant at its fair value using the Black Scholes option pricing formula in the Series 2024-A warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction.

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Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Series 2024-A warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. Subject to NYSE rules and regulations, we have the right at any time during the term of the Series 2024-A warrants to reduce the then-existing exercise price, with respect to all or any portion of any outstanding Series 2024-A warrants to any amount and for any period of time deemed appropriate by our board of directors.

Pro Rata Distributions

If, at any time while the Series 2024-A warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “Series 2024-A Distributed Property”), then each holder of a Series 2024-A warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such Series 2024-A warrant, the Series 2024-A Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such Series 2024-A Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the Series 2024-A warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the Series 2024-A warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the Series 2024-A warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the Series 2024-A warrants, the Series 2024-A warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the Series 2024-A warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the Series 2024-A warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

Series 2024-C Warrants

The following description of the Series 2024-C warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 2024-C warrants, the form of which is to be filed as an exhibit to the registration statement of which this prospectus forms a part, by amendment. It summarizes only those aspects of the Series 2024-C warrants that we believe will be most important to your decision to invest in the Series 2024-C warrants. You should keep in mind, however, that it is the terms in the Series 2024-C warrants, and not this summary, which define your rights as a holder of the Series 2024-C warrants. There may be other provisions in the Series 2024-C warrants that are also important to you. You should read the form of the Series 2024-C warrants for a full description of the terms of the Series 2024-C warrants.

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Duration and Exercise Price

Each full Series 2024-C warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split). The Series 2024-C warrants will be exercisable during the period commencing on the date of issuance and will expire on the 18-month anniversary of the date of issuance. The Series 2024-C warrants will be issued in certificated form.

Exercisability

The Series 2024-C warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the Series 2024-C warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the Series 2024-C warrant and cash payment of the exercise price, on and subject to the terms and conditions of the Series 2024-C warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a Series 2024-C warrant is exercised for fewer than all of the shares of ordinary shares for which such Series 2024-C warrant may be exercised, then upon request of the holder and surrender of such Series 2024-C warrant, we shall issue a new Series 2024-C warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the Series 2024-C warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the Series 2024-C warrants is not then effective or the prospectus therein is not available for use, a holder of Series 2024-C warrants may exercise the Series 2024-C warrants on a cashless basis, where the holder receives the net value of the Series 2024-C warrants in shares of ordinary shares pursuant to the formula set forth in the Series 2024-C warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the Series 2024-C warrants, a holder may only exercise the Series 2024-C warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the Series 2024-C warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the Series 2024-C warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such Series 2024-C warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

Fundamental Transaction

If, at any time while the Series 2024-C warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares as further described in the Series 2024-C warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of ordinary shares then issuable upon exercise of such holder’s Series 2024-C warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series 2024-C warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series 2024-C warrant at its fair value using the Black Scholes option pricing formula in the Series 2024-C warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction.

25

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Series 2024-C warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. Subject to NYSE rules and regulations, we have the right at any time during the term of the Series 2024-C warrants to reduce the then-existing exercise price, with respect to all or any portion of any outstanding Series 2024-C warrants to any amount and for any period of time deemed appropriate by our board of directors.

Pro Rata Distributions

If, at any time while the Series 2024-C warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “Series 2024-C Distributed Property”), then each holder of a Series 2024-C warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such Series 2024-C warrant, the Series 2024-C Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such Series 2024-C Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the Series 2024-C warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the Series 2024-C warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the Series 2024-C warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the Series 2024-C warrants, the Series 2024-C warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the Series 2024-C warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the Series 2024-C warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

Series 2024-D and -E Warrants

The following description of the Series 2024-D and -E warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of those warrants, the form of which has been filed with the SEC on Form 6-K dated May 20, 2024. It summarizes only those aspects of the Series 2024-D and-E warrants that we believe will be most important to your decision to invest in the Series 2024-C warrants.

On May 18, 2024, the Company entered into agreements for the immediate exercise of certain outstanding Series 2024-C warrants to purchase up to an aggregate of 1,095,045 of the Company’s ordinary shares originally issued in January 2024, at the current exercise price of $3.50 per share. The ordinary shares issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form F-1 (No. 333-273841). The gross proceeds to the Company from the exercise of the warrants are approximately $3.8 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series 2024-D warrants to purchase up to 1,095,045 ordinary shares and new unregistered Series 2024-E warrants to purchase up to 1,095,045 ordinary shares (effecting for 1-for-10 reverse split). The new warrants will have an exercise price of $3.50 per share and will be immediately exercisable upon issuance. The Series 2024-D warrants will have a term of five and one-half years from the issuance date and the Series 2024-E warrants will have a term of two years from the issuance date. Except as set forth above, the Series 2024-D and -E warrants have the same terms as the Series 2024-C Warrants.

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2024 Ordinary Share Purchase Warrants

The following description of the 2024 Ordinary Share Purchase warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the 2024 Ordinary Share Purchase warrants, the form of which is filed as an exhibit to the Company’s Current Report on Form 6-K filed with the SEC on April 29, 2024. It summarizes only those aspects of the 2024 Ordinary Share Purchase warrants that we believe will be most important to your decision to invest in the 2024 Ordinary Share Purchase warrants. You should keep in mind, however, that it is the terms in the 2024 Ordinary Share Purchase warrants, and not this summary, which define your rights as a holder of the 2024 Ordinary Share Purchase warrants. There may be other provisions in the 2024 Ordinary Share Purchase warrants that are also important to you. You should read the form of the 2024 Ordinary Share Purchase warrants for a full description of the terms of the 2024 Ordinary Share Purchase warrants.

Duration and Exercise Price

Each full 2024 Ordinary Share Purchase warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split) (as a result of the May 15, 2024 Waiver). The 2024 Ordinary Share Purchase warrants will be exercisable during the period commencing on the date of issuance and will expire on the 5 year anniversary of the date of issuance. The 2024 Ordinary Share Purchase warrants will be issued in certificated form. As a result of the May 2024 warrant inducement transaction set forth above, the exercise price of the 2024 Ordinary Share Purchase warrants was reduced to $3.50 and an additional 600,000 (effecting for 1-for-10 reverse split) of these warrants were issued to the holder.

Exercisability

The 2024 Ordinary Share Purchase warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the 2024 Ordinary Share Purchase warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the 2024 Ordinary Share Purchase warrant and cash payment of the exercise price, on and subject to the terms and conditions of the 2024 Ordinary Share Purchase warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a 2024 Ordinary Share Purchase warrant is exercised for fewer than all of the shares of ordinary shares for which such 2024 Ordinary Share Purchase warrant may be exercised, then upon request of the holder and surrender of such 2024 Ordinary Share Purchase warrant, we shall issue a new 2024 Ordinary Share Purchase warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the 2024 Ordinary Share Purchase warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the 2024 Ordinary Share Purchase warrants is not then effective or the prospectus therein is not available for use, a holder of 2024 Ordinary Share Purchase warrants may exercise the 2024 Ordinary Share Purchase warrants on a cashless basis, where the holder receives the net value of the 2024 Ordinary Share Purchase warrants in shares of ordinary shares pursuant to the formula set forth in the 2024 Ordinary Share Purchase warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the 2024 Ordinary Share Purchase warrants, a holder may only exercise the 2024 Ordinary Share Purchase warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the 2024 Ordinary Share Purchase warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the 2024 Ordinary Share Purchase warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such 2024 Ordinary Share Purchase warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

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Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the 2024 Ordinary Share Purchase warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. The Warrants are also subject to a most favored nation provision if the Company issues other ordinary share equivalents with terms which the holders of the Warrants reasonably believe are more favorable than the terms of these Warrants.

Pro Rata Distributions

If, at any time while the 2024 Ordinary Share Purchase warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “2024 Ordinary Share Purchase Distributed Property”), then each holder of a 2024 Ordinary Share Purchase warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such 2024 Ordinary Share Purchase warrant, the 2024 Ordinary Share Purchase Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such 2024 Ordinary Share Purchase Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the 2024 Ordinary Share Purchase warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the 2024 Ordinary Share Purchase warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the 2024 Ordinary Share Purchase warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the 2024 Ordinary Share Purchase warrants, the 2024 Ordinary Share Purchase warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the 2024 Ordinary Share Purchase warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the 2024 Ordinary Share Purchase warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

CERTAIN MATERIAL TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

➢ at least 75% of its gross income for such taxable year is passive income; or

➢ at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

➢ the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

➢ the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

➢ the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply. The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the ordinary shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

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Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

Material Singapore Tax Considerations

The following discussion is a summary of material Singapore income tax, Goods and Services Tax, stamp duty and estate duty considerations relevant to the purchase, ownership and disposition of our ordinary shares by an investor who is not tax resident or domiciled in Singapore and who does not carry on business or otherwise have a presence in Singapore. The statements made herein regarding taxation are based on certain aspects of the tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines, or in the interpretation of those laws or guidelines, occurring after such date, which changes could be made on a retroactive basis. The statements made herein do not describe all of the tax considerations that may be relevant to all our shareholders, some of which (such as dealers in securities) may be subject to different rules. The statements are not intended to be and do not constitute legal or tax advice and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretation adopted therein. Each prospective investor should consult an independent tax advisor regarding all Singapore income and other tax consequences applicable to them from owning or disposing of our ordinary shares in light of the investor’s particular circumstances.

Income Taxation Under Singapore Law

Dividend Distributions with Respect to Ordinary Shares

On the basis that a company is not tax resident in Singapore for Singapore tax purposes, dividends paid by the company should generally be considered as sourced outside Singapore. Dividends paid by the company incorporated in Singapore under the one-tier tax exemption scheme would allow such dividends not to be subjected to a withholding tax at the point of the distribution nor to be taxed in Singapore upon receipt of such dividends in the hands of the holders of the shares.

Foreign-sourced dividends received or deemed received in Singapore by an individual not resident in Singapore would be exempt from Singapore income tax. This exemption will also apply in the case of a Singapore tax resident individual who receives such foreign-sourced income in Singapore (except where such income is received through a partnership in Singapore).

Foreign-sourced dividends received or deemed received by corporate investors in Singapore will be liable for Singapore tax. However, if the conditions for the exemption of specified foreign-sourced income are met, foreign-sourced dividends received by corporate investors resident in Singapore would be exempt from Singapore tax.

Foreign-sourced dividends received or deemed received in Singapore on or after June 1, 2003 by a Singapore resident corporate taxpayer is exempt from tax, provided certain prescribed conditions are met, including the following:

(a) such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received;

(b) at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(c) the Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore.

In the case of dividends paid by a company resident in a territory from which the dividends are received, the “subject to tax condition” in (a) above is considered met where tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received. Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore (“IRAS”) with respect to the above conditions.

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Capital Gains upon Disposition of Ordinary Shares

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our ordinary shares would not ordinarily (where such decision to transact would have been made in Singapore) be taxable in Singapore unless the profits are deemed to be income in nature. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the decision to transact can be construed as having been made in Singapore and the gains from the disposal of ordinary shares can be construed to be of an income nature (the IRAS would look at the determining factors such as the motive, the holding period, the frequency of transactions, the nature of the subject matter, the circumstances of realization, the mode of financing and other factors to determine the nature of the trade), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our ordinary shares between the period of June 1, 2012 and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our ordinary shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from June 1, 2012, and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from June 1, 2022, and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our ordinary shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our ordinary shares.

Stamp Duty

There is no Singapore stamp duty payable in respect of the issuance or holding of our new ordinary shares. Singapore stamp duty will be payable if there is an instrument of transfer of our ordinary shares executed in Singapore or if there is an instrument of transfer executed outside of Singapore which is received in Singapore. Under Singapore law, and subject to meeting the qualifying requirements, stamp duty is not applicable to electronic transfers of our shares effected on a book entry basis outside Singapore. We therefore expect that if all qualifying conditions are met, no Singapore stamp duty will be payable in respect of ordinary shares purchased by U.S. holders in this offering assuming that they are acquired solely in book entry form through the facility outside Singapore established by our transfer agent and registrar outside Singapore.

Where shares evidenced in certificated form are transferred and an instrument of transfer is executed (whether physically or in the form of an electronic instrument) in Singapore or outside Singapore and which is received in Singapore, Singapore stamp duty is payable on the instrument of transfer for the sale of our ordinary shares at the rate of 0.2% of the consideration for, or market value of, the transferred shares, whichever is higher. The Singapore stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore and is received in Singapore, Singapore stamp duty must be paid within 30 days of receipt of the instrument of transfer in Singapore. Electronic instruments that are executed outside Singapore are treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore. Where the instrument of transfer is executed in Singapore, Singapore stamp duty must be paid within 14 days of the execution of the instrument of transfer.

Goods and Services Tax

The issue or transfer of ownership of our ordinary shares would be exempt from Singapore goods and services tax, or GST. Hence, no GST would be incurred on the subscription or subsequent transfer of our ordinary shares.

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The sale of our ordinary shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making the exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our ordinary shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Subject to the normal rules for input tax claims, any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business carried out by such investor may be fully recoverable from the Singapore Comptroller of GST.

Each prospective investor should consult an independent tax advisor on the recoverability of input GST incurred on expenses in connection with the purchase and sale of our ordinary shares if applicable.

Services consisting of arranging, brokering, placement agent’s or advising on the issue, allotment or transfer of ownership of our ordinary shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our ordinary shares will be subject to GST at the standard rate of 7%. Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

With the implementation of reverse charge from January 1, 2020, the “directly benefit” condition for zero-rating (i.e. GST at 0%) will be amended to allow the zero-rating of a supply of services to the extent that the services directly benefit a person belonging outside Singapore or a GST-registered person in Singapore. Under the reverse charge regime, a GST-registered partially exempt business that is not entitled to full input tax claims will be required to account for GST on all services that it procures from overseas suppliers (except for certain services which are specifically exempt from reverse charge). A non GST-registered person whose total value of imported services for a 12-month period exceeds S$1 million and is not entitled to full input tax claims even if such person was GST-registered may become liable for GST registration and be required to account for GST both on its taxable supplies and imported services subject to reverse charge.

Estate Duty

Singapore estate duty has been abolished with effect from February 15, 2008 in relation to the estate of any person whose death has occurred on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is currently no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

DESCRIPTION OF DEBT SECURITIES

This base prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this base prospectus. We will also indicate in the supplement whether the general terms and provisions described in this base prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this base prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

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The debt securities will be issued under an indenture between Genius Group and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this base prospectus forms a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the form of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of and interest on the debt securities will be payable;

●	the applicability of any guarantees;

●	the terms and conditions upon which we may redeem the debt securities;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

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●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

●	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	the terms of the subordination of any series of the debt securities;

●	restrictions on transfer, sale or other assignment of the debt securities, if any;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
●	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

●	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any addition to or change in the provisions relating to or dealing with defeasance;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Genius Group, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

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We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than our Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

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Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

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The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as defined below), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

●	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

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Regarding Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free-writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with common stock, preferred stock, or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or we will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free-writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue rights to purchase common stock, preferred stock, debt securities, warrants, units and/or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, debt securities, warrants, units or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the exercise price;

●	the currencies in which the rights are being offered;

●	the aggregate number of rights issued;

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●	whether the rights are transferable and the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are backstop or standby purchaser or purchases and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights or subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free-writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or we will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

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●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

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●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers or through any combination of the foregoing. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

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In addition, we may issue the securities as a dividend or distribution to our existing securityholders.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the agents, dealers or underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Joseph Lopez LLP, Singapore.

EXPERTS

The consolidated balance sheets of Genius Group Limited (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2023 and 2022, the related consolidated statements of Operations and comprehensive (Loss)/Income, statements of changes in shareholders’ equity, and cash flows for the years ended December 31, 2023, 2022 and 2021 and the related notes (collectively referred to as the “consolidated financial statements”) have been included in this registration statement in reliance upon the report of Enrome LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Ordinary Shares offered hereby, we refer you to the registration statement, the documents incorporated by reference herein and the exhibits and schedules filed thereto. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information is available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.geniusgroup.net. You may access our Registration Statement on Form F-1, annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Ordinary Shares.

You may also request all information free of charge from the Company at:

Genius Group Limited

c/o Roger Hamilton, Chief Executive Officer

8 Amoy Street, #01-01

Singapore 049950

Tel: +65 8940 1200

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

(i)	our Annual Reports on Form 20-F (File No. 001-41353) filed on May 15, 2024.

(ii)	Our Form 6-K Current Reports filed on May 15, 2024, May 17, 2024, May 20, 2024, May 22, 2024, June 4, 2024, June 6, 2024, June 6, 2024, June 11, 2024 June 25, 2024, June 26, 2024, June 26, 2024, June 28, 2024, July 15, 2024, July 19, 2024, July 24, 2024, July 24, 2024, July 26, 2024, August 06, 2024, August 09, 2024, August 13, 2024, August 16, 2024 and August 16, 2024.

(iii)	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A (File No. 001-41353) filed with the SEC on April 11, 2022.

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